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T. ROWE PRICE ASSOCIATES, INC.

                                                  P.O. Box 89000
                                                  Baltimore, Maryland 21289-8220

                                                  Mail Code 8220
                         May 1, 2002              100 East Pratt Street
                                                  Baltimore, Maryland 21202-1009

                                                  410-345-2000
Jefferson Pilot Financial Insurance Company       800-638-7890
Jefferson Pilot LifeAmerica Insurance Company     Fax 410-345-6575

                                                  Legal Department

Ladies and Gentlemen:

     This letter sets forth the agreement ("AGREEMENT") between Jefferson Pilot Financial Insurance Company and Jefferson Pilot LifeAmerica Insurance Company (collectively, "YOU" or the "COMPANY") and the undersigned ("WE" or "PRICE ASSOCIATES") concerning certain administration services to be provided by you, with respect to the [T. Rowe Price Equity Series, Inc.] and [T. Rowe Price Fixed Income Series, Inc.] (the "FUND" and collectively, the "FUNDS").

     1. THE FUND. The Fund is a Maryland Corporation registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940 (the "ACT") as an open-end diversified management investment company. The Fund serves as a funding vehicle for variable annuity contracts and variable life insurance contracts and, as such, sells its shares to insurance companies and their separate accounts. With respect to various provisions of the Act, the SEC requires that owners of variable annuity contracts and variable life insurance contracts be provided with materials and rights afforded to shareholders of a publicly-available SEC-registered mutual fund.

     2. THE COMPANY. Jefferson Pilot Financial Insurance Company is a Nebraska insurance company and Jefferson Pilot LifeAmerica Insurance Company is a New Jersey insurance company. The Company issues variable annuity and/or variable life insurance contracts (the "CONTRACTS") supported by one or more separate accounts (the "SEPARATE ACCOUNT") which is registered with the SEC as a unit investment trust. The Company has entered into a participation agreement (the "PARTICIPATION AGREEMENT") with the Fund pursuant to which the Company purchases shares of the Fund for the Separate Account supporting the Company's Contracts.

     3. PRICE ASSOCIATES. Price Associates serves as the Fund's investment adviser. Price Associates supervises and assists in the overall management of the Fund's affairs under an Investment Management Agreement with the Fund, subject to the overall authority of the Fund's Board of Directors in accordance with Maryland law. Under the Investment Management Agreement, Price Associates is compensated by the Fund for providing investment advisory and certain administrative services (either directly or through its affiliates).

                                                            [T. Rowe Price Logo]

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     4. ADMINISTRATIVE SERVICES. You have agreed to assist us and/or our affiliates, as we may request from time to time, with the provision of administrative services to the Fund, as they may relate to the investment in the Fund by the Separate Account. It is anticipated that such services may include (but shall not be limited to): the mailing of Fund reports, notices, proxies and proxy statements and other informational materials to holders of the Contracts supported by the Separate Account; the transmission of purchase and redemption requests to the Fund's transfer agent; the maintenance of separate records for each holder of the Contracts reflecting shares purchased and redeemed and share balances; the preparation of various reports for submission to the Fund Directors; the provision of advice and recommendations concerning the operation of the series of the Fund as funding vehicles for the Contracts; the provision of shareholder support services with respect to the Portfolios serving as funding vehicles for the Company's Contracts; telephonic support for holders of Contracts with respect to inquiries about the Fund; and the provision of other administrative services as shall be mutually agreed upon from time to time.

     5. PAYMENT FOR ADMINISTRATIVE SERVICES. In consideration of the services to be provided by you, we shall pay you on a monthly basis ("PAYMENTS"), from our assets, including our BONA FIDE profits as investment adviser to the Fund, an amount equal to [__] basis points ([___]%) per annum of the average aggregate net asset value of shares of the Funds held by the Separate Account under the Participation Agreement, PROVIDED, HOWEVER, that such payments shall only be payable for each calendar month during which the total dollar value of shares of the Funds purchased pursuant to the Participation Agreement exceeds $25,000,000. For purposes of computing the payment to the Company contemplated under this Paragraph 5, the average aggregate net asset value of shares of the Funds held by the Separate Account over a monthly period shall be computed by totaling the Separate Account's aggregate investment (share net asset value multiplied by total number of shares held by the Separate Account) on each business day during the calendar month, and dividing by the total number of business days during such month. The payment contemplated by this Paragraph 5 shall be calculated by Price Associates at the end of each calendar month and will be paid to the Company within 30 calendar days thereafter.

     6. NATURE OF PAYMENTS. The parties to this Agreement recognize and agree that Price Associates Payments to the Company under this Agreement represent compensation for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution of the Contracts or of Fund shares; and further, that these payments are not otherwise related to investment advisory or distribution services or expenses, or administrative services which Price Associates is required to provide to owners of the Contracts pursuant to the terms thereof. You represent that you may legally receive the payments contemplated by this Agreement.

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     7. TERM. This Agreement shall remain in full force and effect for an initial term of one year, and shall automatically renew for successive one-year periods unless either party notifies the other upon 60-days written notice of its intent not to continue this agreement. This Agreement and all obligations hereunder shall terminate automatically upon the redemption of the Company's and the Separate Account's investment in the Fund, or upon termination of the Participation Agreement.

     8. AMENDMENT. This Agreement may be amended only upon mutual agreement of the parties hereto in writing.

     9. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

        If this Agreement is consistent with your understanding of the matters we discussed concerning your administration services, kindly sign below and return a signed copy to us.

                                        Very truly yours,

                                        T. ROWE PRICE ASSOCIATES, INC.

                                        By:   /s/ Darrell N. Braman
                                           ----------------------------

                                        Name:     Darrell N. Braman
                                             --------------------------

                                        Title:    Vice President
                                              -------------------------
Acknowledged and Agreed to:

JEFFERSON PILOT FINANCIAL INSURANCE
COMPANY

By:   /s/ Shari J. Lease
   -------------------------

Name:     Shari J. Lease
     -----------------------

Title:    Vice President
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JEFFERSON PILOT LIFEAMERICA INSURANCE
COMPANY

By:   /s/ Shari J. Lease
   -------------------------

Name:     Shari J. Lease
     -----------------------

Title:    Vice President
      ----------------------

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